EXHIBIT 99.1

Woodward, Inc. Consolidates Industrial Groups

FORT COLLINS, Colo., Nov. 15, 2016 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced the consolidation of its Engine Systems (“ES”) and Industrial Turbomachinery Systems (“ITS”) groups into a combined Industrial Systems group, creating a leaner organization that will be well-positioned to drive long-term growth and profitability. This consolidation will reduce costs and overhead to gain efficiencies, while still maintaining a focus on growth. As with ES and ITS, the combined Industrial Systems group will comprise the entirety of our Industrial segment.

Chad Preiss, most recently the President of ES, was appointed President, Industrial Systems. Over his nearly 30 year career at Woodward, Preiss has held various leadership roles including overseeing the company’s business development efforts focusing on Woodward’s M&A activities, strategic planning and sales channels, and thereafter leading sales for our former Industrial Controls group. Preiss will continue to report to Tom Gendron, Woodward Chairman and CEO.

Jim Rudolph, most recently the President of ITS, will take the position of Corporate Vice President in a newly created role to drive growth initiatives, profitability and process enhancements, and to accelerate the implementation speed of critical company-wide projects. Rudolph will also continue to report to Tom Gendron.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Notice Regarding Forward-Looking Statements

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties, including the expectation that Woodward will drive long-term growth and profitability, reduce costs and overhead to gain efficiencies, drive process enhancements, and accelerate the implementation speed of company-wide projects. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2016, which we expect to file shortly.

CONTACT:
Tracy Gohari
Director, Business Communications
970-498-3126